Exhibit 15.2

Consent of Jun He Law offices, PRC Counsel

April 23, 2014

AutoNavi Holdings Limited

16/F, Section A, Focus Square
No 6. Futong East Avenue, Wangjing
Chaoyang District, Beijing 100102
The People’s Republic of China

Dear Sir or Madam,

We hereby consent to the references to us by AutoNavi Holdings Limited (“the Company”) under the heading “Risks Related to Our Corporate Structure”, Risks Related to Doing Business in China” and “Regulation” in the Annual Report on Form 20-F of the Company for the year ended December 31, 2013.

Yours faithfully,

For and on behalf of

/s/ JUN HE LAW OFFICES

JUN HE LAW OFFICES